                                                                  Exhibit 5.1

                       FOLEY, HOAG & ELIOT LLP
                        ONE POST OFFICE SQUARE
                   BOSTON, MASSACHUSETTS 02109-2170

                               --------

                         TELEPHONE 617-832-1000     1747 PENNSYLVANIA AVE., N.W.
                         FACSIMILE 617-832-7000               SUITE 1200
                            http://www.fhe.com          WASHINGTON, D.C. 20006
                                                           TEL: 202-223-1200
                                                           FAX: 202-785-6687

                                         May 3, 2001

PRI Automation, Inc.
805 Middlesex Turnpike
Billerica, MA  01821

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-3 (the "Registration Statement") filed today by PRI Automation, Inc., a Massachusetts corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the proposed offering by the Company of 43,541 shares (the "Shares") of its common stock, $0.01 par value per share, all of which Shares are now issued and outstanding.

         In arriving at the opinions expressed below, we have examined and relied on:

         (a) the Restated Articles of Organization of the Company;

         (b) the Amended and Restated By-Laws of the Company; and

         (c) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company.

         In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         Based upon the foregoing, it is our opinion that:

         1. the Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares; and

PRI Automation, Inc.
May 3, 2001
Page 2

         2. the Shares have been validly and legally issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                FOLEY, HOAG & ELIOT LLP

                                                By: /s/ William R. Kolb
                                                   ----------------------------
                                                   A Partner